Exhibit 21.1

To
Annual Report
Form 10-K
For the Year ended December 31, 2017

Subsidiaries of the Registrant

Canada MusclePharm Enterprises Corporation (2012) Ontario, Canada Registered

MP Holding Ireland, LLC (2014) Delaware LLC

MusclePharm Holdings Ireland (2014) Ireland Registration Isle of Man Managed Company

MusclePharm Ireland (2014) Ireland Registration

MP DO Brazil Acquisition, LLC (2014) Delaware LLC

MusclePharm Australia PTY LTD (2015) Australian Registration